Exhibit 99.1

Brazil Fast Food Corp Contact: Brazil Fast Food Corp Ricardo Figueiredo Bomeny, CEO Phone: +1-55-21-2536-7501 (Brazil) Email: ir@bffc.com.br URL: www.bffc.com.br	CCG Investor Relations Inc. Crocker Coulson, President Phone: +1-646-213-1915 (New York) Email: crocker.coulson@ccgir.com URL: www.ccgir.com

Brazil Fast Food Announces Intention to Deregister

Rio de Janeiro, Brazil, Oct 15, 2012 -- Brazil Fast Food Corp. (OTC Bulletin Board: BOBS) (“Brazil Fast Food”, or the “Company”), the second largest fast-food restaurant chain in Brazil with 983 points of sale, operating under (i) the Bob’s brand, (ii) the Yoggi brand, (iii) KFC and Pizza Hut São Paulo as franchisee of Yum! Brands, and (iv) Doggis as franchisee of Gastronomia & Negocios S.A. (formerly Grupo de Empresas Doggis S.A.), today announced that its board of directors approved the deregistration of the Company’s common stock with the U.S. Securities and Exchange Commission (the “SEC”).

The Company will terminate the registration of its common stock under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file a Form 15 with the SEC on or about October 22, 2012 to deregister its common stock under Section 12(g)(4) of the Exchange Act, and expects the deregistration to become effective 90 days after the Form 15 filing. Upon filing the Form 15, the Company would suspend its periodic reporting obligations under Section 15(d) of the Exchange Act, including its obligation to file Forms 10-K, 10-Q and 8-K.

The decision to deregister was driven by a desire to achieve substantial annual savings by reducing accounting, legal and administrative costs associated with being an SEC registrant. The Company expects to achieve approximately $300,000 in total annual cost savings, while maintaining the integrity and liquidity of its investors’ stock holdings. The board of directors noted other factors in addition to the significant yearly cost savings, such as that deregistering the Company’s shares should enable senior management to focus more on the day-to-day operations of the Company by eliminating the need to manage compliance with SEC reporting requirements.

Following the deregistration, the Company intends to continue to prepare and publish quarterly and annual financial results which will contain much of the financial information currently disclosed in the Company’s periodic SEC reports. The Company anticipates its annual financial statements will continue to be audited, although the Company intends to switch its reporting standard to Brazilian GAAP, effective as of January 1, 2013.

“After careful consideration, the Board has concluded that deregistration is appropriate for Brazil Fast Food at this time,” Ricardo Figueiredo Bomeny, CEO. “Going forward, we value our shareholders and the desirability to have detailed and transparent information regarding our operations and financial results and will strive to have appropriate governance and reporting. We believe that, among other things, deregistration will enable the management to focus on value enhancing activities and eliminate the significant expenses and time burdens involved with SEC reporting.”

Brazil Fast Food Corp. Deregistration Decision	page 2

The Company expects the Company’s common stock to continue trading in the U.S. over-the-counter market under the symbol “BOBS”.

About Brazil Fast Food Corp.

Brazil Fast Food Corp. through its holding company in Brazil, BFFC do Brasil Participações Ltda. (“BFFC do Brasil”, formerly 22N Participações Ltda.), and its subsidiaries, manage one of the largest food service groups in Brazil and franchise units in Angola and Chile. The Bob’s trade name is used by Venbo Comércio de Alimentos Ltda., LM Comércio de Alimentos Ltda., PCN Comércio de Alimentos Ltda. and BBS S.A., a 20% owned Chilean Corporation. The “KFC” trade name is used by CFK Comércio de Alimentos Ltda. (formerly Clematis Indústria e Comércio de alimentos e Participações Ltda.), CFK São Paulo Comércio de Alimentos Ltda. and MPSC Comércio de Alimentos Ltda. The “Yoggi” trade name is used by Yoggi do Brasil Ltda. The “Pizza Hut” trade name is used by Internacional Restaurantes do Brasil, a 60% owned Brazilian Corporation. The “Doggis” trade name is used by DGS Comércio de Alimentos S.A., a 80% owned Brazilian Corporation.

Safe Harbor Statement

This press release contains forward-looking statements within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, and within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward looking statements. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the disclosures in the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in the Company’s most recent annual report on Form 10-K and quarterly report Form 10-Q filed with the Securities and Exchange Commission.